Exhibit 99.1

Tri-Valley Corporation Reports Second Quarter 2011 Financial Results

Bakersfield, CA, August 22, 2011 – Tri-Valley Corporation (NYSE Amex: TIV) today announced its financial results for the second quarter ended June 30, 2011.  Oil and gas production revenues increased 2% to $474,000 in the second quarter of 2011 compared with $465,000 in the second quarter of 2010, due to higher oil prices partially offset by a slight decline in net oil production.  Net production in the recent second quarter totaled 6,454 barrels of oil compared with 6,488 barrels of oil in the same quarter of 2010, as reported to the California Division of Oil, Gas & Geothermal Resources (DOGGR).  Net production costs increased 86% in the 2011 second quarter compared with the same quarter a year ago, reflecting increased drilling activity at the Company’s Claflin oil project near Bakersfield.

“The slight increase in oil and gas revenues in the recent quarter compared with the prior year was below our expectations and was due to a temporary and unforeseen decrease in production at our Pleasant Valley oil project,” said Maston Cunningham, President and CEO of Tri-Valley.  “Due to a mechanical failure, we lost steam production capability during the middle of the quarter and were not able to resume steam injection until late June after repairs were completed.  We expect net native oil production at Pleasant Valley for the third quarter to approximate 5,299 barrels of oil or slightly under the second quarter of the year as steam injection and affected oil production resumes.  Production at Claflin increased 300% from the second quarter last year, and we expect it to continue to grow as the new wells that were drilled during the recent quarter come on line.  There are currently twelve wells on the site, including the eight that were recently drilled.  Of the new wells, three have been steamed, and production has begun from all three.  We anticipate that all eight new wells will be in production by mid October.”

“Turning to our minerals business, we achieved an important milestone on July 1st with the execution of a Definitive Agreement between our Select Resources subsidiary and US Gold Corporation for the exploration and development of the Richardson minerals project in Alaska,” Mr. Cunningham continued.  “Under the terms of the agreement, US Gold acquired an exploration lease for Richardson, along with an exclusive option to purchase a 60% interest in the project and enter into a joint venture with Select for its development.  Work began on the project on July 5th.  We received our first $200,000 payment from US Gold specified under the agreement, and it will be recognized in the third quarter results. In addition, we anticipate $200,000 in annualized cost savings in maintenance for the Richardson project.  Those costs will be assumed by US Gold.  This was a significant step in our initiative to monetize our mineral assets in Alaska.  We are also pursuing a similar arrangement with an experienced operational and financial partner for our Shorty Creek property.”

“We ended the second quarter with $1.5 million in cash and stockholders’ equity of $11.4 million, much improved from the $581,000 in cash and $6.2 million in stockholders’ equity at the end of December 2010.  The substantial improvement in our cash balance and capital position was the result of the successful raise of capital through the sale of common stock under our at-the-market (ATM) equity offering programs with C. K. Cooper & Company and the private placement completed in April, 2011.  These capital raising activities provided us with the capital we needed to expand the number of wells at Claflin as well as to fund our ongoing operations.”

Operational highlights during the second quarter of 2011 through today include:
●	Executed a Definitive Agreement with US Gold Corporation for a four-year Exploration Lease and Purchase Option for the exploration and development of the Richardson gold project in Alaska in July;
●
Closed a private placement financing with a select group of institutional and accredited investors, issuing 10.1 million shares of common stock and raising net proceeds of $4.7 million to provide funding for the completion of the first drilling phase of the Claflin oil project in the Edison oil field near Bakersfield in April;

●	Completed the first drilling phase at Claflin, drilling eight new vertical wells, up from the six wells originally planned;
●	Commenced the initial steam injection cycle at Claflin in June 2011 and began first production from the new wells starting in July 2011;
●	Entered into a long-term lease for new office space in Bakersfield to significantly reduce costs and improve efficiency;
●
Reviewed the business strategy and recent corporate developments with analysts, investors and potential investors at the Independent Petroleum Association of America (IPAA) Oil and Gas Symposium in NYC in April and at the Global Hunter Securities Conference in San Francisco in July; and.

●
Reached preliminary terms with the OPUS Partners Special Committee on restructuring and resolution of alleged claims that will support the continued development and financing of the Pleasant Valley oil field project.

Second Quarter Financial Highlights

Total revenues for the second quarter of 2011 were $503,000 compared with $1.6 million in the second quarter of 2010.  Included in last year’s second quarter revenues was a $1.1 million gain on the sale of non-strategic assets in California.  Oil and gas revenues increased 2% to $474,000 compared with $465,000 in the same period last year.

Total costs and expenses were $3.1 million compared with $5.8 million in the second quarter last year, a decrease of 46%.  The decline was largely due to the elimination of warrant expense which totaled $2.9 million in the second quarter last year.  Mining exploration expenses were down 25% to $64,000, reflecting cost savings from the sale of the Admiral Calder calcium carbonate quarry in December 2010.  Oil production costs increased to $460,000 in the recent second quarter compared with $247,000 last year, primarily due to the drilling of eight new wells at Claflin.  General and administrative expenses decreased 26%, as a result of the staff reductions implemented by the Company over the past year.  The Company incurred an impairment loss in the recent second quarter of $503,000, reflecting the write-down of expired leases.

The net loss in the recent first quarter was $2.6 million, or $0.04 per share, compared with a net loss of $4.2 million, or $0.11 per share, in the second quarter of 2010.  Weighted average shares outstanding in the recent second quarter totaled 65.7 million compared with 36.9 million in the second quarter of 2010, primarily reflecting the sale of common stock through the Company’s ATM facility with C.K. Cooper & Company and the private placement financing completed in April 2011 for 10.1 million shares.

Six Months’ Financial Highlights

Total revenues through the first six months of 2011 were $1.2 million compared with $2.6 million in the same period of 2010.  During the six-month period last year, the Company recognized gains on the sale of assets of $1.7 million.  Oil and gas revenues grew 23% in the first half of 2011 compared to the first half of 2010.

Total costs and expenses were $6.3 million in the recent first half versus $9.0 million in the first half of last year.  The decrease was largely due to a substantial reduction in warrant expense which totaled $4.0 million through the first six months of 2010.  Mining exploration expenses declined 53% reflecting cost savings from the sale of the Admiral Calder calcium carbonate quarry in December 2010.  Oil production costs were up 71% due to the increased drilling activity at Claflin.  The recent six-month period also included $916,000 in impairment charges for the write-down of expired leases.

The net loss of the first six months of 2011 was $5.1 million, or $0.09 per share, compared with a net loss of $6.4 million, or $0.18 per share for the first half of 2010.

 Conference Call

The Company has scheduled a conference call to discuss its second quarter 2011 results and current business developments today, August 22, 2011, at 4:30 p.m. ET. To access the call, please dial 877-941-9205.  To access the live webcast of the call, visit Tri-Valley’s website at www.tri-valleycorp.com.

An audio replay will be available for seven days following the call at 800-406-7325. The password required to access the replay is 4464851#. An archived webcast will also be available at www.tri-valleycorp.com.

About Tri-Valley

Tri-Valley Corporation explores for and produces oil and natural gas in California and has two exploration-stage gold properties in Alaska. Tri-Valley is incorporated in Delaware and is publicly traded on the NYSE Amex exchange under the symbol "TIV." Our Company website, which includes all SEC filings, is www.tri-valleycorp.com.

Note Regarding Forward-Looking Statements

All statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hope,” “intends,” “may,” “plans,” “potential,” or “predicts,” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions based on management’s expectations as of the date of this press release, and involve known and unknown risks, uncertainties and other factors, including: our ability to obtain additional funding; fluctuations in oil and natural gas prices; imprecise estimates of oil reserves; drilling hazards such as equipment failures, fires, explosions, blow-outs, and pipe failure; shortages or delays in the delivery of drilling rigs and other equipment; problems in delivery to market; adverse weather conditions; compliance with governmental and regulatory requirements; geographical concentration of oil and gas reserves in the State of California; changes in, or inability to enter into or maintain, strategic and joint venture partnerships; pending and threatened lawsuits against us; potential rescission rights stemming from our potential violation of Section 5 of the Securities Act of 1933; our ability to consummate the OPUS restructuring transaction; our ability to satisfy the OPUS Preferred Return Amount; and such other risks and factors that are discussed in our filings with the Securities and Exchange Commission from time to time, including under “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in Tri-Valley’s Annual Report on Form 10-K for the year ended December 31, 2010, and under “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Part II, Item 1A. Risk Factors,” contained in Tri-Valley’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2011, respectively. Except as required by law, Tri-Valley undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform such statements to actual results or to reflect events or circumstances occurring after the date of this press release.

Company Contacts:	Investor Contacts:	Media Contact:
John Durbin	Doug Sherk/Jenifer Kirtland	Chris Gale
(661) 864-0500	EVC Group, Inc.	EVC Group, Inc.
jdurbin@tri-valleycorp.com	(415) 568-4887	(646) 201-5431
	dsherk@evcgroup.com	cgale@evcgroup.com
jkirtland@evcgroup.com

TRI-VALLEY CORPORATION CONSOLIDATED BALANCE SHEET

ASSETS
	June 30, 2011	December 31, 2010
	(Unaudited)	(Audited)
Current Assets
Cash	$1,523,512	$581,148
Accounts Receivable - Trade	364,410	202,482
Prepaid Expenses	694,073	615,778
Accounts Receivable from Joint Venture Partners	3,943,099	3,943,099
Accounts Receivable - Other	450,712	32,552

Total Current Assets	$6,975,806	$5,375,059

Property and Equipment - Net
Proved Properties, Successful Efforts Method	3,847,873	1,235,932
Unproved Properties, Successful Efforts Method	712,831	1,781,069
Other Property and Equipment	2,717,908	3,139,852

Total Property and Equipment - Net	$7,278,612	$6,156,853

Other Assets
Deposits	403,752	526,749
Investments in Joint Venture Partnerships	23,285	23,285
Goodwill	212,414	212,414
Long-Term Receivable from Joint Venture Partners	3,060,417	2,392,817

Total Other Assets	$3,699,868	$3,155,265

Total Assets	$17,954,286	$14,687,177

TRI-VALLEY CORPORATION CONSOLIDATED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY
	June 30, 2011	December 31, 2010
	(Unaudited)	(Audited)
Current Liabilities
Notes Payable	$70,212	$134,322
Accounts Payable - Trade and Accrued Expenses	5,922,663	7,738,073

Total Current Liabilities	$5,992,875	$7,872,395

Non-Current Liabilities
Asset Retirement Obligation	192,379	206,183
Long-Term Portion of Notes Payable	414,380	455,246

Total Non-Current Liabilities	$606,759	$661,429

Total Liabilities	$6,599,634	$8,533,824

Stockholders' Equity
Series A Preferred Stock - 10.00% Cumulative; $0.001 par, $10.00 liquidation value; 20,000,000
shares authorized; 438,500 shares outstanding	439	439
Common Stock, $0.001 par value; 100,000,000 shares
authorized; 67,615,407 and 44,729,117 at June 30, 2011, and
December 31, 2010, respectively.	67,615	44,730
Less: Common Stock in Treasury, at cost; 161,847 shares	(129,370)	(38,370)
Capital in Excess of Par Value	78,137,630	66,444,315
Additional Paid in Capital - Warrants	1,363,675	2,868,034
Additional Paid in Capital - Stock Options	2,999,983	2,806,945
Accumulated Deficit	(71,085,320)	(65,972,740)

Total Stockholders' Equity	$11,354,652	$6,153,353

Total Liabilities and Stockholders' Equity	$17,954,286	$14,687,177

TRI-VALLEY CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Sale of Oil and Gas	$474,099	$465,216	$1,132,057	$920,989
Interest Income	231	904	420	2,019
Gain on Sale of Asset	17,123	1,082,693	27,732	1,673,492
Other Income	11,232	7,810	63,381	15,965

Total Revenues	$502,685	$1,556,623	$1,223,590	$2,612,465

Costs and Expenses
Mining Exploration Expenses	64,242	85,561	105,595	224,389
Production Costs	459,597	247,177	909,130	532,554
General & Administrative	1,727,129	2,347,956	3,835,055	3,803,308
Interest	102,387	33,250	116,691	55,860
Depreciation, Depletion & Amortization	123,312	168,904	242,207	334,292
Stock Option Expense	159,385	24,278	193,038	51,690
Warrant Expense	-	2,855,454	13,000	4,017,703
Impairment Loss	502,974	-	915,995	-
Bad Debt	-	-	5,460	-

Total Costs and Expenses	$3,139,026	$5,762,580	$6,336,171	$9,019,796

Net Loss	$(2,636,341)	$(4,205,957)	$(5,112,581)	$(6,407,331)

Basic Net Loss Per Share:
Loss from Operations	$(0.04)	$(0.11)	$(0.09)	$(0.18)
Basic Loss Per Common Share:	$(0.04)	$(0.11)	$(0.09)	$(0.18)

Weighted Average Number of Shares Outstanding	65,698,722	36,902,102	58,741,555	35,039,904

Weighted Potentially Dilutive Shares Outstanding	67,617,719	40,851,924	60,660,552	36,550,615

TRI-VALLEY CORPORATION CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Six Months Ended June 30,
	2011	2010
Cash Flows from Operating Activities
Net Loss	$(5,112,581)	$(6,407,331)
Adjustments to Reconcile Net Loss to Net Cash
Used by Operating Activities
Depreciation, Depletion & Amortization	242,207	334,292
Impairment, Dry Hole & Other Disposals of Property	915,995	-
Stock Option Expense	193,038	51,690
Warrant Expense	13,000	4,017,703
(Gain) on Sale of Property	(27,732)	(1,673,492)
Director Stock Compensation	90,312	95,400
Changes in Operating Capital
(Increase) in Accounts Receivable	(580,088)	(926,923)
(Increase) or Decrease in Deposits, Prepaids & Other Assets	44,702	(641,659)
(Increase) or Decrease in Accounts Receivable from Joint Venture Partners	(667,600)	786,471
(Decrease) in Accounts Payable, Deferred Revenue & Accrued Expenses	(1,815,410)	(1,715,139)

Net Cash Used in Operating Activities	$(6,704,157)	$(6,078,988)

Cash Provided (Used) by Investing Activities
Proceeds from the Sale of Property	96,500	3,059,341
Capital Expenditures	(2,453,531)	(809,476)
(Investment in) Marketable Securities	-	-

Net Cash Used by Investing Activities	$(2,357,031)	$2,249,865

Cash Provided (Used) by Financing Activities
Principal Payments on Long-Term Debt	(104,977)	(161,920)
(Purchase) of Treasury Stock	-	(25,000)
Net Proceeds from the Issuance of Stock Options	-	2,200
Net Proceeds from the Issuance of Common Stock	10,108,529	5,414,945

Net Cash Provided by Financing Activities	$10,003,552	$5,230,225

Net Increase in Cash and Cash Equivalents	$942,364	$1,401,102

Cash at the Beginning of Period	$581,148	$290,926

Cash at the End of Period	$1,523,512	$1,692,028